                                                                    Exhibit 99.2

LINESOFT CORPORATION
--------------------------------------------------------------------------------
FINANCIAL STATEMENTS FOR THE
YEAR ENDED DECEMBER 31, 2001, AND
INDEPENDENT AUDITORS' REPORT

DELOITTE & TOUCHE LLP

INDEPENDENT AUDITORS' REPORT

Board of Directors
LineSoft Corporation
Spokane, Washington

We have audited the accompanying balance sheet of LineSoft Corporation (the Company) as of December 31, 2001, and the related statements of operations, changes in stockholders' equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2001, and the results of its operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

Deloitte & Touche LLP

April 26, 2002
Seattle, Washington

LINESOFT CORPORATION

BALANCE SHEET
DECEMBER 31, 2001
================================================================================

ASSETS
------

CURRENT ASSETS:
      Cash and cash equivalents                               $      112,589
      Accounts receivable - Billed, net                            3,443,251
      Accounts receivable - Unbilled                               1,220,678
      Prepaid expenses and other current assets                      630,123
                                                              --------------

                        Total current assets                       5,406,641

FIXED ASSETS, net                                                  2,076,376

OTHER ASSETS                                                         439,684

NOTE RECEIVABLE - Related party                                    2,000,000
                                                              --------------

TOTAL                                                         $    9,922,701
                                                              ==============

LIABILITIES AND STOCKHOLDERS' EQUITY
------------------------------------

CURRENT LIABILITIES:
      Accounts payable                                        $      466,933
      Accrued expenses                                               478,871
      Accrued payroll and bonus                                    1,164,886
      Line of credit                                                 902,632
      Note payable - Related party                                 1,021,600
      Deferred revenue                                             2,106,986
                                                              --------------

                        Total current liabilities                  6,141,908

DEFERRED REVENUE                                                     573,339

COMMITMENTS  (Note 10)

STOCKHOLDERS' EQUITY:
      Common stock, no par value - Authorized, 200,000,000
         shares; issued and outstanding, 24,495,419 shares        23,351,924
      Accumulated deficit                                        (20,144,470)
                                                              --------------

                        Total stockholders' equity                 3,207,454
                                                              --------------

TOTAL                                                         $    9,922,701
                                                              ==============

See notes to financial statements.

LINESOFT CORPORATION

STATEMENT OF OPERATIONS
YEAR ENDED DECEMBER 31, 2001
================================================================================

REVENUE:

      Sales                                                      $   2,315,450
      Service                                                       11,943,577
                                                                 -------------

                        Total revenue                               14,259,027

COST OF REVENUE:
      Sales                                                            646,692
      Service (including stock-based compensation of $35,263)       11,538,898
                                                                 -------------

                        Total cost of revenue                       12,185,590
                                                                 -------------

                        Gross profit                                 2,073,437

OPERATING EXPENSES:
      General and administrative (including stock-based
            compensation of $155,157)                                3,430,106
      Sales and marketing (including stock-based
            compensation of $88,158)                                 4,097,193
      Research and development (including stock-based
              compensation of $3,526)                                2,971,030
                                                                 -------------

                        Total operating expenses                    10,498,329
                                                                 -------------

LOSS FROM OPERATIONS                                                (8,424,892)

OTHER INCOME (EXPENSE):
      Interest income                                                   26,702
      Other expense                                                    (20,091)
                                                                 -------------
                        Total other income                               6,611
                                                                 -------------
NET LOSS                                                         $  (8,418,281)
                                                                 =============

See notes to financial statements.

LINESOFT CORPORATION

STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
YEAR ENDED DECEMBER 31, 2001
================================================================================

                                                      Common stock
                                               -----------------------------                             Total
                                                                                   Accumulated       stockholders'
                                               Shares             Amount             deficit             equity
                                               ------             ------             -------             ------
BALANCE,  January 1, 2001                      21,841,585        $22,671,224       $(11,726,189)       $10,945,035

      Issuance of common
         stock (Note 8)                         2,654,980
      Common stock cancelled
          (Note 8)                                (61,447)
      Stock-based compensation:
        Issuance and repricing
             of options                                              282,104                               282,104
        Issuance of stock warrant                                    394,978                               394,978
      Exercise of stock options                    60,301              3,618                                 3,618
      Net loss                                                                       (8,418,281)        (8,418,281)
                                               ----------        -----------       -------------       -----------

BALANCE, December 31, 2001                     24,495,419        $23,351,924       $(20,144,470)       $ 3,207,454
                                               ==========        ===========       =============       ===========

See notes to financial statements.

LINESOFT CORPORATION

STATEMENT OF CASH FLOWS
YEAR ENDED DECEMBER 31, 2001
================================================================================

OPERATING ACTIVITIES:
      Net loss                                                                                      $ (8,418,281)
      Adjustments to reconcile net loss to net cash
       used by operating activities:
            Depreciation and amortization                                                                929,752
            Warrant issued to officer                                                                    394,978
            Noncash stock-based compensation                                                             282,104
            Cash provided (used) by changes in operating assets
             and liabilities:
                  Accounts receivable                                                                    302,764
                  Prepaid expenses and other current assets                                             (530,484)
                  Other assets                                                                           689,177
                  Accounts payable                                                                      (205,179)
                  Accrued expenses, payroll and bonus                                                 (1,005,877)
                  Deferred revenue and other noncurrent liabilities                                    1,418,004
                                                                                                    -------------

      Net cash used by operating activities                                                           (6,143,042)

INVESTING ACTIVITIES:
      Purchase of fixed assets                                                                          (825,651)
      Proceeds from the sale of equipment                                                                 (2,572)
                                                                                                    -------------

      Net cash used by investing activities                                                             (828,223)

FINANCING ACTIVITIES:
      Net borrowings under line of credit                                                                902,632
      Issuance of note payable - Related party                                                           850,000
      Proceeds from exercise of stock options                                                              3,618
                                                                                                    -------------

      Net cash provided by financing activities                                                        1,756,250
                                                                                                    -------------

NET DECREASE IN CASH AND CASH EQUIVALENTS                                                             (5,215,015)

CASH AND CASH EQUIVALENTS:
      Beginning of year                                                                                5,327,604
                                                                                                    -------------

      End of year                                                                                   $    112,589
                                                                                                    =============

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
      Cash paid for interest
                                                                                                    $    128,693

LINESOFT CORPORATION

NOTES TO FINANCIAL STATEMENTS
YEAR ENDED DECEMBER 31, 2001
--------------------------------------------------------------------------------

NOTE 1:  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

   DESCRIPTION OF BUSINESS: LineSoft Corporation (the Company) was incorporated on April 12, 1994, in the state of Washington. The Company's products and services help electric utilities' transmission and distribution businesses (T&D) transform and position themselves for the marketplace, which is fueled by deregulation. This transformational expertise is available to customers through software, engineering consulting, joint use consulting, and software consulting. The Company was sold to Itron, Inc. (Itron) on March 12, 2002 (Note 14).

   CONCENTRATION OF CREDIT RISK AND CERTAIN BUSINESS RISKS: The Company is subject to certain business risks that could affect future operations and financial performance. These risks include changes in technology and related delivery of products, increased competition, and a customer base limited to electric utilities. Additionally, the Company's revenues for the year ended December 31, 2001, include 62% of revenue from three major customers. Accounts receivable as of December 31, 2001, includes 37% of accounts receivable from these major customers.

   USE OF ESTIMATES: The preparation of the financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions. These estimates and assumptions affect the reported amounts of assets and liabilities and contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Because of various factors affecting future costs and operations, actual results could differ from those estimates.

   CASH AND CASH EQUIVALENTS: The Company considers all highly liquid instruments purchased with a maturity of three months or less to be cash equivalents. The Company maintains its cash in interest-bearing and noninterest-bearing cash accounts and money market funds. The Company's money market accounts are carried at cost, which approximates fair market value.

   ACCOUNTS RECEIVABLE: Accounts receivable billed is composed of amounts contractually due for software license or services revenue. Accounts receivable unbilled represents the excess of revenue recognized on license and service contracts over the billings to customers pursuant to the terms of the related contracts. The allowance for doubtful accounts as of December 31, 2001, is $6,005.

   FIXED ASSETS: Fixed assets are stated at cost. Depreciation and amortization are computed on a straight-line basis, using estimated lives ranging from three to seven years. Leasehold improvements are amortized over the shorter of the remaining useful lives of the respective leases or the remaining useful lives of the improvements. Expenditures for maintenance and repairs are charged to expense as incurred.

   VALUATION OF LONG-LIVED ASSETS: The Company periodically evaluates the carrying value of its long-lived assets, including, but not limited to, fixed assets and other long-term assets. The carrying value of a long-lived asset is considered impaired when the undiscounted net cash flows from such asset is estimated to be less than its carrying value. Management has identified an impairment related to a long-lived asset (Note 7).

   CAPITALIZED SOFTWARE DEVELOPMENT COSTS: Financial accounting standards require the capitalization of certain software development costs after technological feasibility of the software is established. Due to the relatively short period between the technological feasibility of a product and completion of product development and the insignificance of related costs incurred during this period, no software development costs were capitalized.

   OTHER ASSETS: Other assets primarily consists of royalty buy-outs related to funded software development (Note 7).

   DEFERRED REVENUE: Deferred revenue consists of prepayments and advance billings for license, service, and ongoing post-contract customer support
   (PCS).

   REVENUE RECOGNITION:

       License fees: Fees from licenses are recognized as revenue upon
       ------------
       shipment, provided fees are fixed and determinable, collection is probable, and vendor-specific evidence exists to determine the value of any undelivered elements of the arrangement. Fees from licenses sold together with consulting services are generally recognized upon shipment provided that the above criteria have been met, payment of the license fees is not dependent upon the performance of the consulting services, and the consulting services are not essential to the functionality of the license's software. In instances where the aforementioned criterion have not been met, both the license and consulting fees are recognized under the percentage of completion method of contract accounting. These revenues are included in sales in the accompanying statement of operations.

       PCS agreements: PCS agreements generally call for the Company to
       --------------
       provide technical support and unspecified software updates to customers. Revenue on these agreements is recognized ratably over the term of the agreement and is included in services revenue in the accompanying statement of operations.

       Consulting services: The Company provides consulting services to its
       -------------------
       customers. Revenue from such services is generally recognized as services are performed. These revenues are included in services in the accompanying statement of operations.

       In December 1999, Staff Accounting Bulletin (SAB) 101, Revenue Recognition in Financial Statements, was issued. SAB 101 summarized the Securities and Exchange Commission staff's views in applying accounting principles generally accepted in the United States of America for revenue recognition in the financial statements. The Company implemented SAB 101 in 2000. This adoption did not have a material impact on the Company's revenue recognition.

   RESEARCH AND DEVELOPMENT EXPENSE: Research and development costs are expensed as incurred.

   FAIR VALUE OF FINANCIAL INSTRUMENTS: The carrying amounts for cash and cash equivalents, accounts receivable, accounts payable, accrued liabilities, and debt approximate fair value based on the liquidity of these financial instruments or based on borrowing rates currently available to the Company.

   STOCK-BASED COMPENSATION: The Company accounts for stock-based awards to employees using the intrinsic value method in accordance with Accounting Principles Board (APB) Opinion No. 25, Accounting for Stock Issued to Employees, and to nonemployees using the fair value-based method in accordance with Statement of Financial Accounting Standards (SFAS) No. 123, Accounting for Stock-Based Compensation.

   INCOME TAXES: The Company accounts for income taxes under SFAS No. 109, Accounting for Income Taxes. Under SFAS No. 109, deferred tax assets, including net operating losses and liabilities, are determined based on temporary differences between the book and tax bases of assets and liabilities based on tax rates expected to be in effect when the temporary differences reverse.

   RECENT ACCOUNTING PRONOUNCEMENTS: In June 1998, the Financial Accounting Standards Board (FASB) issued SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities, as amended by SFAS No. 137, Accounting for Derivative Instruments and Hedging Activities - Deferral of the Effective Date of FASB Statement No. 133, and SFAS No. 138, Accounting for Certain Derivative Instruments and Certain Hedging Activities. The Company adopted SFAS No. 133, as amended, which requires an entity to recognize all derivatives as either assets or liabilities in the statement of financial position and measure those instruments at fair value on January 1, 2001. Adoption of this statement had no effect on the financial position or results of operations of the Company.

   In June 2001, the FASB issued SFAS No. 141, Business Combinations, which applies to business combinations initiated after June 30, 2001. This statement requires that business combinations be accounted for using the purchase method; the use of the pooling-of-interests method is no longer permitted. The purchase method of accounting requires the measurement of goodwill as the excess of the cost of an acquired entity over the estimated fair value of net amounts assigned to assets acquired and liabilities assumed. This statement also addresses the financial statement disclosure requirements for business combinations. The adoption of this statement had no impact on the Company's financial condition or results of operations.

   In June 2001, the FASB issued SFAS No. 142, Goodwill and Other Intangible Assets. SFAS No. 142 is effective for the Company's fiscal year that began on January 1, 2002, and is applicable to all goodwill and other intangible assets recognized in an entity's statement of financial position, regardless of when those assets were initially recognized. SFAS No. 142 requires the use of a nonamortization approach to account for purchased goodwill and intangibles with indefinite useful lives. Under a nonamortization approach, goodwill and intangibles with indefinite useful lives will not be amortized into results of operations but instead will be reviewed for impairment, written down, and charged to results of operations only in the periods in which it is determined that the recorded values of such assets are more than their fair values. The adoption of this statement will not have a material impact on the Company's financial condition or results of operations.

   In August 2001, the FASB issued SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets. This statement supersedes SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of, and the accounting and reporting provisions of APB Opinion No. 30, Reporting the Results of Operations - Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions, for the disposal of a segment of a business. SFAS No. 144 establishes a single accounting model, based on the framework established in SFAS No. 121, for long-lived assets to be disposed of by sale. SFAS No. 144 retains the fundamental provisions of SFAS No. 121 for (a) recognition and measurement of the impairment of long-lived assets to be held and used and (b) measurement of long-lived assets to be disposed of by sale. SFAS No. 144 is effective for the Company's fiscal year that began on January 1, 2002. The adoption of this statement will not have a material impact on the Company's financial condition or results of operations.

NOTE 2: FIXED ASSETS

Fixed assets as of December 31, 2001, consists of the following:

     Furniture and equipment                                        $ 1,021,076
     Computer equipment and software                                  2,488,981
     Leasehold improvements                                             168,552
     Other                                                               53,596
                                                                 ---------------

                                                                      3,732,205
     Less accumulated depreciation and amortization                  (1,655,829)
                                                                 ---------------

                                                                    $ 2,076,376
                                                                 ===============
Substantially all of the fixed assets of the Company have been pledged as collateral (Note 4).

NOTE 3: NOTE RECEIVABLE-RELATED PARTY

On May 11, 2000, the Company entered into a $2,000,000 nonrecourse note receivable agreement with a majority stockholder and officer of the Company. The note accrues interest at 6.42% per annum, payable annually. Principal and any accrued and unpaid interest is due at the earlier of May 11, 2003, or the date that is six months following the occurrence of an initial public offering. The note is secured by a stock pledge agreement for 1,229,020 shares of the Company's common stock. Interest income related to this note was $128,400 for the year ended December 31, 2001. In conjunction with the acquisition of the Company by Itron (Note 14), this note was replaced with a promissory note to be paid to Itron, with interest at 6.0% per annum, and secured by 120,000 shares of Itron common stock. The maturity date was not changed.

NOTE 4: LINE OF CREDIT

On July 12, 2001, the Company entered into a $2,000,000 revolving line-of-credit agreement with a financial institution, with an original maturity date of October 12, 2001. At maturity, the line of credit was renewed and extended the maturity date to May 1, 2002. Interest is payable monthly at the Washington Trust Bank's (WTB) Index Rate plus 1.0%, fully floating, and was 5.75% at December 31, 2001. The note was collateralized by a first lien on accounts receivable, inventory, equipment, and general intangibles. Beginning November 2001, the line of credit was guaranteed by a major stockholder and officer, who received, as consideration for the guarantee, a fully vested warrant valued at $394,978 to purchase 475,000 shares of the Company (Note 8). The fair value is being amortized to interest expense over the remaining life of the line of credit. The line of credit was paid in full in conjunction with the acquisition of the Company (Note 14).

NOTE 5: NOTE PAYABLE-RELATED PARTY

On December 21, 2000, the Company entered into a promissory note for $171,600 with a stockholder and officer of the Company, with interest payable at 7% per annum. The note plus accrued interest was originally due on or before June 30, 2001. The note was amended during 2001, and the Company borrowed an additional $850,000 and revised the interest rate to WTB Index Rate plus 4.5%. The interest rate was 9.25% at December 31, 2001. Commencing January 2, 2002, monthly interest payments are required. The note is payable in one payment of outstanding unpaid principal plus interest on or before the earlier of December 31, 2002, or the occurrence of an exit event. Interest expense related to this note was $59,716 for the year ended December 31, 2001. The note payable was paid in full in conjunction with the acquisition of the Company (Note 14).

NOTE 6:  INCOME TAXES

The Company incurred a loss for both financial reporting and tax return purposes for the year ended December 31, 2001, and as such, there was no current or deferred tax provision. The following table reconciles the federal statutory income tax rate to the Company's effective tax rate.

   Federal income tax rate                                              (34.00)%
   Meals and entertainment                                                0.81
   Acquisition costs                                                      0.00
   Other                                                                 (1.60)
   Effect of valuation allowance on deferred tax assets                  34.79
                                                                        -----

   Effective income tax rate                                              0.00 %
                                                                        ======

The Company's total deferred taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial statement purposes and the amounts used for federal income tax purposes. The Company's net deferred tax assets at December 31, 2001, are as follows:

   Assets:
         Net operating loss carryforward                           $ 4,849,000
         Accrued payroll and bonus                                     154,000
         Deferred revenue                                              190,000
         Stock-based compensation                                      155,000
         Research and development                                      279,000
         Other                                                         161,000
                                                                   -----------

                   Total deferred tax assets                         5,788,000

   Liabilities:
         Cash to accrual liability                                      47,000
                                                                   -----------

   Net deferred tax asset                                            5,741,000

         Less valuation allowance                                   (5,741,000)
                                                                   -----------

   Total                                                           $         -
                                                                   ===========

The Company's net operating loss carryforwards of approximately $14,240,000 expire in the years 2020 through 2022. Current tax laws impose substantial restrictions on the utilization of net operating loss and credit carryforwards in the event of an ownership change, as defined by the Internal Revenue Code. Such an event may limit the Company's ability to utilize its net operating losses and credits. At December 31, 2001, the deferred tax assets have been fully reserved due to the uncertainty surrounding the realization of such benefits.

The net change in the valuation allowance for the year ended December 31, 2001, was $3,331,000.

NOTE 7:  FUNDED SOFTWARE DEVELOPMENT

The Company has two significant funded software development arrangements. In exchange for this funding, the Company was subject to royalty provisions equal to 18% and 15%, respectively, for all sales of the related software product to third parties, limited by the amount of funding received. In December 2000, the Company repurchased the royalty provisions of one contract for $650,000 and repurchased the royalty provisions for the other contract (for the first $4 million in sales) for $452,500. The royalty buy-outs are included in other current assets and other assets and are amortized over the estimated related product life of five years, for the first contract, and as revenues are recognized for the second contract. The Company has determined that the prepaid royalty of $452,500 was fully impaired as of December 31, 2001, as no future sales of the related software are anticipated.

NOTE 8:  STOCKHOLDERS' EQUITY

     ISSUANCE OF COMMON STOCK: On May 11, 2000, the Company issued 5,714,920 shares of common stock for $18,599,891. In conjunction with this transaction, certain shareholders of the Company also sold 2,273,720 shares of fully vested common stock to the same investor for $7,400,094. Depending on whether the Company met or exceeded a certain revenue target for the twelve-month period ended March 31, 2001, the number of shares issued to the investor would be proportionately adjusted by the Company and the selling shareholders. In June 2001, the Company and the investor reached an agreement as to the final number of shares of common stock that the investor would receive in consideration for its investment. Accordingly, the investor received 3,412,880 additional shares of common stock:
     2,654,973 shares from the Company and 757,907 from certain shareholders of the Company.

     In addition, on May 11, 2000, the Company issued a warrant to the investor to purchase, at $.0005 per share, the number of shares of common stock necessary for the investor to achieve a 25% internal rate of return computed on an annualized basis and compounded annually on the investor's aggregate investment in common stock. The maximum number of shares as to which this warrant may be exercisable is that number of shares of common stock that, when combined with shares of common stock issued to the investor up to the time immediately prior to exercise of the warrant, would equal 75% of the issued and outstanding shares of common stock, calculated on a fully diluted basis. On March 12, 2002, the warrant was exercised for 20,108,232 shares of common stock, the fair value of which is $19,208,586, in preparation for the sale of the Company (Note 14). In conjunction with the exercise, the payment of $.0005 per share ($10,054) was waived.

     CANCELLATION OF COMMON STOCK: In conjunction with the settlement reached by the Company and investor as to the final number of shares of common stock the investor received (see discussion above), certain shareholders were required to tender 61,447 shares of common stock for cancellation, which occurred in June 2001.

     ISSUANCE OF WARRANT: In November 2001, as consideration for guaranteeing the line of credit (Note 4), a major stockholder and officer of the Company received a fully vested warrant to purchase 475,000 shares of common stock at a price of $2.12 per share. The warrant expires in November 2006. The $394,978 fair value of the warrant was determined using the Black-Scholes option pricing model with the following assumptions: risk-free interest rate of 4.41%, contractual life of five years, volatility of 148%, and no dividends. The fair value of such warrant has been included in prepaid expenses and other currents assets and is being amortized to interest expense over the related term of the line of credit which expires May 1, 2002.

NOTE 9:  STOCK OPTION PLANS

In 1999, the Company adopted a combined stock option plan (the 1999 Plan), which provides for the issuance of incentive and nonqualified common stock options to employees, directors, and consultants of the Company. The stock options generally vest immediately upon issuance or ratably over a four-year period with accelerated vesting if certain criteria are met. These options became fully vested on January 1, 2000. On May 11, 2000, the Company adopted the 2000 stock option plan (the 2000 Plan), which provides for the issuance of incentive and nonqualified stock options to employees, directors, and consultants of the Company. Stock options under such plan generally vest ratably over a four-year period. The options have terms ranging from five to 10 years. There are 2,875,000 shares available for issuance under these Plans. A total of 3,010,000 shares of common stock have been reserved for issuance under both plans as of December 31, 2001.

The following table summarizes stock option activity for all option plans from inception:

                                                                                    Weighted
                                                                 Options            average
                                                               outstanding       exercise price
                                                               -----------       --------------
   Outstanding at January 1, 2001                               2,974,090            $ 0.86

         Options granted equal to market value                    181,500              2.12
         Options granted less than market value                   400,000              0.25
         Options exercised                                        (60,300)             0.06
         Options forfeited                                       (773,298)             1.25
                                                               ----------

   Outstanding at December 31, 2001                             2,721,992

   Options exercisable at December 31, 2001                     2,523,380              0.63

The following table summarizes information about stock options outstanding and exercisable at December 31, 2001:

                                                              Weighted Average
                                              Options           remaining          Options
          Exercise price                    outstanding      contractual life    exercisable
          --------------                    -----------      ----------------    -----------
               0.06                         1,580,534           8.36              1,580,534
               0.25                           400,000           9.99                400,000
               2.12                           531,458           8.21                341,846
               3.25                           210,000           3.36                210,000
                                          -----------                             ----------

                                            2,721,992                             2,532,380
                                          ===========                             ==========

The Company recognized $282,104 of compensation expense on fully vested stock options issued to employees and directors during the year ended December 31, 2001. This expense was calculated as the difference betwee n the stock option exercise price and the fair value of the related common stock on the grant date. Included in the $282,104 is $141,052 of compensation expense related to the repricing of 200,000 stock options.

Information regarding stock option grants during the year ended December 31, 2001, is summarized as follows:

                                                              Weighted       Weighted
                                                               average        average
                                             Options       exercise price   fair value
                                             -------       --------------   ----------
   Exercise price is less than fair value     400,000         $ 0.25        $ 0.74

   Exercise price equals fair value           181,500           2.12          0.31

SFAS No. 123, Accounting for Stock-Based Compensation, requires the disclosure of the pro forma net loss had the Company adopted the fair value method. The Company has calculated the pro forma net loss under SFAS No. 123 using the Black-Scholes option pricing model with the following weighted average assumptions for options granted during the year ended December 31, 2001: risk-free interest rates of 3.98% to 5.21%; an expected life of four years; no stock price volatility; and no dividends over the expected life. The difference between pro forma and recorded net loss is as follows:

      Net loss:
         As reported                                 $8,418,281
         Pro forma                                    8,423,617





The weighted average Black-Scholes value of options granted under the stock option plan during 2001 was $0.64.

NOTE 10: COMMITMENTS

The Company has noncancellable operating leases for corporate facilities. Rent expense is amortized on a straight-line basis over the terms of the related leases. Rent expense under operating leases was $351,643 for the year ended December 31, 2001.

Future minimum rental payments required under noncancellable operating leases are as follows for the years ended December 31:

                   2002                                             $  453,151
                   2003                                                258,727
                   2004                                                 64,849
                                                                    ----------

                                                                    $  776,727
                                                                    ==========

NOTE 11: RETIREMENT PLAN

The Company has adopted a 401(k) profit sharing plan which became effective January 1, 1996. The plan covers all eligible employees who have completed 90 days of service and are 21 years old. The 401(k) component of the plan allows employees to elect to defer up to 20% of their eligible compensation. Company profit sharing contributions are discretionary, determined annually by Company management, approved by the Board of Directors, and are subject to a four-year vesting schedule. The Company did not contribute to the profit sharing plan for the year ended December 31, 2001.

NOTE 12: RELATED PARTY TRANSACTIONS

Certain members of the Board of Directors provided consulting services to the Company for $62,012 for the year ended December 31, 2001.

The Company has both borrowed from and loaned to a shareholder who is also an officer (Notes 3 and 5).

NOTE 13: LITIGATION

On September 20, 2001, counsel for a former employee of the Company filed a lawsuit with the Superior Court for the County of Spokane alleging wrongful termination. On February 22, 2002, the Company reached a settlement with the former employee for $300,000, of which $50,000 will be reimbursed by the Company's insurer. The Company accrued a net liability of $250,000 related to this settlement at December 31, 2001.

NOTE 14: SUBSEQUENT EVENTS

On February 14, 2002, the Company entered into an agreement to be acquired by Itron for $42.0 million, subject to a net working capital adjustment, as defined in the merger agreement. On March 12, 2002, the transaction closed and the Company was acquired for a combination of Itron common stock and cash in the amount of $41.4 million, which included an initial net working capital adjustment of $(600,000). Consideration received consisted of 848,870 shares of Itron common stock and cash for fractional interests with the remaining $20.4 million received in cash of which $1.0 million was placed in escrow as security for certain indemnifications given by the Company; an additional $600,000 was also placed in escrow for the initial net working capital adjustment. The purchase price is also subject to additional earn out payments, as defined and subject to a maximum of $13.5 million, to the Company's shareholders in the event that certain stipulated revenue hurdles are exceeded in the period from March 13, 2002, to December 31, 2002, and the years ending December 31, 2003 and 2004.